EXHIBIT 10.6

SUBLEASE AGREEMENT

This Sublease Agreement (“Sublease”) is entered as of June 6, 2001, between Amazon.com Holdings, Inc., a Delaware corporation (“Sublandlord”) and Pacifica Bancorp, Inc. a Washington corporation (“Subtenant”).

R E C I T A L S:

A.            Amazon.com, Inc., a Delaware corporation (“Original Tenant”) and Opus Union Station, L.L.C. (“Original Landlord”) are parties to a Multi-Tenant Office Lease Agreement dated as of August 23, 1999, as amended by that certain Amendment 1 to the Multi-Tenant Office Agreement dated as of May 21, 2001 (the “First Amendment”) (as amended from time to time, the “Prime Lease”), Original Tenant’s interest in  which is now held by Sublandlord.  Effective June 12, 2001, Original Landlord’s interest in the Lease is now held by Seattle Union Station II. L.L.C., a Washington limited liability company (“Landlord”).  Pursuant to the Prime Lease, Sublandlord leases 253,769 square feet of Rentable Area (as defined in the Prime Lease) (the “Leased Premises”) from Landlord at the Opus Center South Building (the “Building”).  The Leased Premises and the Building are more fully described in the Prime Lease attached as Exhibit A to this Sublease.

B.            Subtenant wishes to acquire from Sublandlord the right to occupy a portion of the 1st floor of the Building as depicted on the illustration attached hereto as Exhibit B and consisting of approximately 6,280 square feet of Rentable Area (the “Subleased Premises”).  The final measurement of the entire 1st floor, determined pursuant to Section 1.1 of the Prime Lease, is 13,919 square feet of Rentable Area.

AGREEMENT

In consideration of the mutual promises of the parties and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.             Sublease of Subleased Premises.  Sublandlord subleases to Subtenant, and Subtenant subleases from Sublandlord, the Subleased Premises, subject and pursuant to the terms and conditions of this Sublease.  After completion of the Subtenant’s Improvements, Sublandlord shall confirm to Subtenant in writing the Rentable Area of the Subleased Premises using the measurement standards set forth in the Prime Lease .

2.             Term of Sublease.  The term of this Sublease (“Sublease Term”) shall commence (“Sublease Commencement Date”) the earlier of (i) August 1, 2001 or (ii) Substantial Completion of the Subtenant’s Improvements (as defined in Section 6.1 below).  The term “Substantial Completion” as used in this Sublease shall have the meaning set forth in the Prime Lease (except that references to the Tenant’s Improvements will be deemed references to the Subtenant’s Improvements).  Unless earlier terminated in accordance with the terms and conditions of this Sublease, the Sublease Term shall expire with respect to the entire Subleased Premises on April 29, 2011.

3.             Basic Rent and Additional Rent.  Rent to be paid under this Sublease shall include Basic Rent and Additional Rent as described in this Section 3, and all other sums that may be owing from Subtenant to Sublandlord under the terms of this Sublease.

3.1          Basic Rent

Basic Rent during the Sublease Term will be (i) $25.50 per square foot of Rentable Area in the Subleased Premises per year from the Sublease Commencement Date through March 31, 2006 and (ii) $28.00 per square foot of Rentable Area in the Subleased Premises per year from April 1, 2006 through expiration of the Sublease Term.  Subtenant will begin paying Basic Rent as of the Sublease Commencement Date.  Basic Rent shall be paid in equal monthly installments without previous demand, invoice or notice for payment.  Each installment of Basic Rent shall be due and payable in advance on the first day of each month during the Sublease Term.

3.2          Additional Rent

Commencing on the Sublease Commencement Date, Subtenant will pay as Additional Rent (i) Subtenant’s Share (as that term is defined below) of the amounts owed by Sublandlord as Tenant’s Share of Operating Expenses (as that term is defined in the Prime Lease) under Section 2.2 and Article 3 of the Prime Lease and (ii) all other sums that constitute Additional Rent under the terms of the Prime Lease and that pertain to the Subleased Premises or to Subtenant’s use or occupancy of the Subleased Premises.  “Subtenant’s Share” shall be a fraction, the numerator of which is the Rentable Area in the Subleased Premises and the denominator of which shall be 253,769 (which is the total Rentable Area in the Building as determined pursuant to Section 1.1 of the Prime Lease and the First Amendment).  Subtenant will pay Subtenant’s Share of the amounts payable pursuant to clause (i) above, together with Basic Rent, on the first day of each month during the Sublease Term without previous demand, invoice or notice for payment.  Subtenant will pay all amounts payable pursuant to clause (ii) above, and any other sums due under this Sublease (other than under Section 3.1 or clause (i) of this Section 3.2), within twenty-five (25) days after receiving Sublandlord’s invoice therefor.

3.3          Manner and Method of Payment

All rent payments shall be made in United States Dollars, without deduction or offset, and delivered to Sublandlord at the address set forth in Section 12 of this Sublease, or to such other entity and/or at such other address as Sublandlord may designate in writing from time to time.  Basic Rent and Additional Rent relating to Operating Expenses for any partial month shall be prorated in proportion to the number of days in that month.

3.4          Security Deposit

Within 10 banking days after execution of this Sublease, Subtenant shall deposit with Sublandlord a security deposit (“Security Deposit”) in the amount of $175,840.00 (the “Deposit Amount”).  The Security Deposit shall be held by Sublandlord as security for Subtenant’s performance of its obligations under this Sublease and may be applied, at Sublandlord’s sole discretion, against any obligation incurred by Subtenant in connection with this Sublease that is not timely paid or performed (as the case may be), including the payment of Basic Rent and Additional Rent, the repair of any damage that is Subtenant’s responsibility, and all other obligations of Subtenant under this Sublease.  If Sublandlord debits the Security Deposit, Sublandlord shall notify Subtenant of the occurrence and amount of the debit, and Subtenant shall promptly pay to Sublandlord the amount necessary to restore the Security Deposit to the full Deposit Amount.

A.            Subtenant may elect to provide all or any portion of the Security Deposit in the form of cash or in the form of a letter of credit (the “LOC”).  If Subtenant elects to satisfy all or any portion of the Security Deposit with cash, Sublandlord, Sublandlord is not required to keep the Security Deposit separate from its general funds and Subtenant is not entitled to interest on the Security Deposit.

B.            If Subtenant elects to satisfy all or any portion of the Security Deposit with an LOC, the LOC will be an irrevocable and unconditional standby letter of credit, issued by a financial institution (other than Subtenant) satisfactory to Sublandlord in its discretion, with a term of at least one year, drawable by Sublandlord upon presentation, and substantially in the form of Exhibit L attached to the Prime Lease (except that the references to Landlord as beneficiary and Sublandlord as applicant shall be changed to Sublandlord as beneficiary and Subtenant as applicant).  Sublandlord may draw upon the LOC under the same terms and conditions as Sublandlord may apply a cash security deposit.  In addition, Sublandlord may draw upon the LOC if Subtenant fails to deliver to Sublandlord no later than 30 days prior to the expiration date of the existing LOC a renewal or extension of the LOC for a term of not less than one year.  Notwithstanding the foregoing, and unless a renewal or extension of the LOC has not been delivered to Sublandlord 30 days prior to the expiration date of the existing LOC, Sublandlord will give Subtenant 5 business days prior written notice before drawing upon the LOC.

C.            If Subtenant performs each of its obligations under this Sublease, then the Security Deposit, or any then-remaining balance thereof, shall be returned to Subtenant (or the LOC cancelled, as the case may be) within thirty (30) days after the later of (i) the expiration of the Sublease Term or termination of this Sublease, and (ii) the date on which Subtenant surrenders the Subleased Premises to Sublandlord in the condition required by this Sublease (unless Subtenant retains possession of the Subleased Premises pursuant to the Recognition Agreement (defined below), in which case clause (i) will apply).

4.             Additional Obligations of Subtenant

4.1          Incorporation by Reference of Prime Lease Terms

In addition to the payment of rent, Subtenant agrees, for the benefit of Sublandlord and Landlord, that during the Sublease Term Subtenant shall perform each and every one of the obligations of the tenant under the Prime Lease that is incorporated into this Sublease. The following terms, covenants, and conditions of the Prime Lease are incorporated into this Sublease with the same force and effect as if Sublandlord were the landlord under the Prime Lease and Subtenant were the tenant under the Prime Lease, except that, except as may be otherwise expressly provided, each reference in such incorporated provisions to “Lease” shall be deemed a reference to this “Sublease” and each reference to “Premises” shall be deemed a reference to the “Subleased Premises”:  Sections 1.2.2; 1.2.3; 1.2.4; 2.3; 2.4; 3.6; 3.8; Article 4 (except (i) the last sentence of Section 4.1, (ii) with respect to Section 4.4, only the first three sentences thereof and (iii)  with respect to Section 4.3, the term “Landlord” shall mean “either Landlord or Sublandlord” except in the last sentence of Section 4.3, in which the term “Landlord” shall mean “Landlord and Sublandlord”); Article 5 (except for the second paragraph of Article 5.4, and except that with respect to Article 5, the term “Landlord Parties” shall have the meaning ascribed to it in the Prime Lease and shall also include Sublandlord and its officers, directors and shareholders); Article 6 (subject to the limitations set forth in Section 4.3 of this Sublease); Section 7.1 (subject to the limitations set forth in Section 4.3 of this Sublease); 7.2.1 (except the first and fifth sentences thereof); the first and third sentences of Section 7.2.2; the first and third paragraphs of Section 8.1; Section 8.2 (except that with respect to Section 8.2 the term “Landlord” shall mean “both Landlord and Sublandlord” and the reference to $150,000 shall be changed to $25,000); Section 8.3 (except that the reference to $100,000 shall be changed to $25,000); Sections 8.4; 8.5 (except that with respect to Section 8.5, the term “Landlord Parties” shall have the meaning ascribed to it in the Prime Lease and shall also include Sublandlord and its officers, directors and shareholders); Sections 9.1 (first four sentences only) and 9.6; 10.1 (except that with respect to Section 10.1.5, the term “Landlord Parties” shall have the meaning ascribed to it in the Prime Lease and shall also include Sublandlord and its officers, directors and shareholders); 10.2.3; 10.3 (except that with respect to Section 10.3, the term “Landlord Parties” shall have the meaning ascribed to it in the Prime Lease and shall also include Sublandlord and its officers, directors and shareholders); 10.4 (except that with respect to Section 10.4, the term “Landlord Parties” shall mean Sublandlord and its officers, directors and shareholders); 10.5; 10.6; 10.7; Article 11 (subject to the limitations set forth in Section 4.3 of this Sublease); Article 12 (subject to the limitations set forth in Section 4.3 of this Sublease); Article 13; 14.1 (except that the applicable cure or grace periods under Sections 14.1.2 and 14.1.4 shall be reduced by 3 business days); 14.2; 14.3; 14.4; the first paragraph of 14.5; 14.6; 14.7; 15.4 (except that, in addition, Subtenant will execute any such document at Landlord’s request); 16.1 (except that the term “Commencement Date” shall mean the Sublease Commencement Date and excluding the proviso in the 3rd sentence and excluding the 4th sentence); 16.2 (except that the term “Term” shall mean the Sublease Term); Sections 17.1.14 (as modified by the First Amendment); 17.11.1; 18; 19.1 (as to notices to Landlord); 19.4; 19.5; 19.7;

19.8; 19.9; 19.10 (except that with respect to Section 19.10, the term “Landlord Parties” shall mean “Sublandlord and its officers, directors and shareholders”); 19.12; 19.13; 19.16; 19.17; 19.18; 19.20 (except the last sentence); 19.21; 19.23; 19.24; Exhibit A of the Prime Lease with respect to those terms used in the foregoing provisions or that are necessary in order to accurately define those terms; and paragraph 11 of the First Amendment.  Notwithstanding anything to the contrary in the foregoing, Subtenant shall obtain the insurance required by Section 10.1 of the Prime Lease and shall name Landlord and its Property Manager and Sublandlord as additional insureds thereunder.

4.2          Subject to Prime Lease

This Sublease is subject and subordinate to the Prime Lease (including the provisions thereof not incorporated herein by reference) and to all of Landlord’s rights under the terms of the Prime Lease.   Subtenant has no authority, and shall not attempt, to exercise any of Sublandlord’s options (if any exist) to extend or terminate the Prime Lease or to add or remove space from the Leased Premises.  Subtenant shall, within ten (10) days after request made by either Landlord or Sublandlord, execute and deliver a subordination agreement requested by any current or future mortgagee or ground lessor of the Building or any portion thereof in a commercially reasonable form (including without limitation the form attached hereto as Exhibit F), subordinating this Sublease to the interest of such mortgagee or ground lessor.  Sublandlord and Landlord (but, with respect to Landlord, subject to the terms and conditions of the Consent and the Recognition Agreement) shall have no liability whatsoever to Subtenant with respect to (i)  termination of the Prime Lease for any reason (including, without limitation, Sublandlord’s default thereunder) or (ii) termination of the Sublease as a result of termination of the Prime Lease.

4.3          Building Services

Notwithstanding anything to the contrary in this Sublease (including Section 4.1 above), Subtenant acknowledges that Sublandlord does not have control of the Building or the Building systems, and that Sublandlord will not provide utilities, maintenance, repair or restoration work or other Building services (including, without limitation, those services and obligations to be performed by Landlord under Articles 6, 7, 11 and 12 of the Prime Lease).  Subject to the terms of this paragraph 4.3 and the Landlord’s Consent, Subtenant will look solely to Landlord for performance of the services to which Sublandlord is entitled under Article 6 and 7.1 of the Prime Lease.  Without limiting the generality of the foregoing, Sublandlord shall have no liability for any interruption or stoppage of services, and no such interruption or stoppage of services shall relieve Subtenant from any obligation that it may have under this Sublease, including without limitation, the obligation to pay Basic Rent and Additional Rent; provided, however, that if Sublandlord’s Basic Rent is abated with respect to any portion of the Subleased Premises pursuant to Section 6.3 of the Prime Lease, and if the interruption or stoppage is not caused by misuse or neglect by Subtenant or Subtenant’s agents or employees, then Basic Rent for the portion of the Subleased Premises that is not tenantable shall abate for the period of time that Sublandlord’s Basic Rent abates pursuant to Section 6.3 of the Prime Lease with respect to that portion of the Subleased Premises.

Sublandlord, upon receipt of written notice from Subtenant, shall make demand upon Landlord to take all appropriate action for the correction of any defect, inadequacy or insufficiency in Landlord’s performance under the Prime Lease that materially interferes with or materially adversely affects Subtenant’s use of the Subleased Premises or rights granted to Subtenant pursuant to this Sublease.  If, after receipt of written request from Sublandlord, Landlord shall fail or refuse to cure such defect, inadequacy or insufficiency, Sublandlord (with Subtenant’s cooporation) will make good-faith commercially reasonable efforts to enforce its rights under the Prime Lease against Landlord for the benefit of Subtenant such that Subtenant will receive the full benefit of the rights granted to Subtenant under this Sublease.  In connection with any such enforcement of the Prime Lease by Sublandlord, (a) attorneys employed for such purposes shall be subject to the approval of both Sublandlord and Subtenant, and (b) the costs and expenses of such enforcement (including, without limitation, attorneys fees, court costs, and the amount of any monetary judgments against Sublandlord arising out of any counterclaim made by Landlord in any litigation) shall be paid by Subtenant as such costs and expenses are incurred.

4.4.         Subtenant to Comply with Prime Lease

Subtenant shall neither do nor permit anything to be done that would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture or default reserved or vested in Landlord under the Prime Lease, and Subtenant shall indemnify and hold Sublandlord harmless from and against all claims, actions, liabilities, damages, costs, penalties, forfeitures, losses or expenses of any kind whatsoever including, without limitation, reasonable attorneys’ fees, arising out of Subtenant’s breach of the foregoing covenant.  Subtenant will forward to Sublandlord, immediately upon receipt thereof, copies of any notices relating to Subtenant’s occupancy or use of the Subleased Premises received by Subtenant from Landlord or from any governmental authority.  Sublandlord will forward to Subtenant, immediately upon receipt thereof, copies of any notices relating to the Subleased Premises or this Sublease from Landlord or from any governmental authority.

4.5          Use of Subleased Premises

Subtenant may only use the Subleased Premises for general, non-governmental office purposes (including, without limitation, financial services and/or a bank branch) and for no other use or purpose whatsoever.  Subtenant shall not use the Subleased Premises for any unlawful purpose or in any manner prohibited by the Prime Lease.  Subtenant must obtain all necessary governmental approvals related to its use or occupancy of the Subleased Premises and any signage related thereto, including but not limited to any approval needed from the International Special Review District.

If the Subleased Premises is closed for business to the public for more than 180 consecutive days other than for repairs, maintenance, or remodeling or force majeure, then Sublandlord shall have the option thereafter, after any such 180-day period of non-operation, of recapturing the Subleased Premises and terminating this Lease.  If Sublandlord elects under such circumstance to terminate this Sublease and recapture the Subleased Premises, Sublandlord shall provide Subtenant with 30 days prior written notice of such election.  Upon the expiration of 30 days from the date of such notice, this Sublease shall automatically terminate and Subtenant shall be relieved of and from any and all liability or obligations to Sublandlord except with respect to claims and causes of action arising prior to the date of termination.  Time is of the essence with respect to the provisions of this Section 4.5.

5.             Parking

Subtenant shall have the right to use one (1) Regular Parking Stall per 1,000 square feet of Rentable Area in the Subleased Premises in the manner and on the allocation and payment terms described in the Parking Agreement attached hereto as Exhibit C.  Subtenant’s right shall be subject to the terms of Section 17.8 of the Prime Lease, the Parking Agreement, and to all rules and regulations imposed by the Garage Operator (as that term is defined in the Prime Lease), including but not limited to the right of the Garage Operator to impose and adjust hours and charges for parking.

6.             Acceptance of Premises; Alterations

6.1          Initial Subtenant Improvements

Subtenant will build out its initial improvements (“Subtenant’s Improvements”) at its sole cost in accordance with all terms and conditions of the Prime Lease.  Sublandlord hereby assigns to Subtenant the right to receive from Landlord a portion of its remaining Improvement Allowance equal to $15.00 per square foot of Rentable Area in the Subleased Premises, provided that such assignment may be immediately revoked if Subtenant is in default under this Sublease.  Such allowance will be applied to the cost of Subtenant Improvements and not to fixtures, furniture, equipment or communications cabling and will be disbursed by Landlord to Subtenant in accordance with the Prime Lease.  Subtenant, subject to Landlord’s rights under the Prime Lease, will have the right to select the architect and/or general contractor for the design and construction of Subtenant’s Improvements.  Sublandlord will not charge a plan review fee or any other fee to Subtenant for its involvement in the design and construction process (other than amounts payable to Landlord pursuant to Section 8.2 of the Prime Lease).  Subtenant will deliver to Sublandlord copies of all drawings, materials, documents and submissions at the same time as Subtenant delivers such items to Landlord in connection with the design and construction of Subtenant’s Improvements.  Subtenant’s space plan and design documents will be subject to Sublandlord’s approval, which will not be unreasonably withheld or conditioned and which will be exercised within the time frames available to Landlord under the Prime Lease.

6.2          As Is

Subtenant hereby confirms that by taking possession of the Subleased Premises, Subtenant accepts the Subleased Premises in their “AS IS” condition.  Sublandlord makes no warranty of any kind concerning the Subleased Premises, the Building or the project of which they are a part, and Sublandlord expressly disclaims any warranty concerning latent defects, any warranty of fitness for use, and any other express or implied warranty (including any warranty of MERCHANTABILITY).

6.3          Special Tenant Trade Fixtures

Sublandlord acknowledges and agrees that, in addition to Subtenant’s other personal property, Subtenant intends to and shall install in and on the Subleased Premises a bank vault, safe deposit boxes, an ATM machine, and night deposit box, all of which shall at all times be and remain the property of Subtenant and Subtenant may remove the same at Subtenant’s expense at any time during the term and shall remove the same at Subtenant’s expense upon the expiration or earlier termination of this Sublease.  Such removal will be subject to Section 16 of the Prime Lease.

7.             Holding Over

If Subtenant remains in possession of the Subleased Premises after expiration of the Sublease Term, Sublandlord may be treated by Landlord as being in breach of the Prime Lease.  Sublandlord may be obligated to pay damages to Landlord, including consequential damages which are presently difficult or impossible to calculate.  Subtenant agrees to indemnify, defend and hold harmless Sublandlord from any and all actions, liabilities, damages, costs, penalties, losses or expenses that may arise out of or be in any way connected with any holding over by Subtenant following the expiration or earlier termination of the Sublease Term.

8.             Conditions Precedent

8.1           Subtenant acknowledges that Sublandlord’s right to sublease the Subleased Premises is subject to obtaining the prior written consent of Landlord and Original Tenant.  If such consent is not obtained in the form attached hereto as Exhibit D within thirty (30) days of the date of this Sublease, then either party may, at its option, terminate this Sublease by written notice given within ten (10) business days of the expiration of the thirty (30) day period.

8.2           Sublandlord acknowledges that Subtenant’s obligations under this Sublease are subject to Landlord’s delivery of a recognition agreement substantially in the form attached hereto as Exhibit E.  If such recognition agreement is not obtained within thirty days after the date of this Sublease, then Subtenant may, at its option, terminate this Sublease by written notice given to Sublandlord within ten (10) days after expiration of such thirty (30) day period.

8.3           If this Sublease is terminated in accordance with Sections 8.1 or 8.2, Sublandlord will promptly refund to Subtenant any Security Deposit paid to it by Subtenant.

9.             Notices

Any notice or demand which either party may or must give pursuant to or in connection with this Sublease shall be in writing, delivered personally, sent by prepaid courier, sent by first class mail, postage prepaid, registered or certified, return receipt requested, or sent by facsimile transmission as follows:

If To Sublandlord:	Amazon.com Holdings, Inc. 1200 12th Ave. South, Suite 1200 Seattle, Washington 98144 Attn: Director, Global Real Estate Fax:(206) 266-1820

with a copy to:	Amazon.com Holdings, Inc. 1200 12th Ave. South, Suite 1200 Seattle, Washington 98144 Attn: General Counsel Fax:(206) 266-7010

Address for Rent Payments:	Amazon.com Holdings, Inc. 1200 12th Ave. South, Suite 1200 Seattle, Washington 98144 Attn: Global Property Manager Fax: (206) 266-1820

If To Subtenant:	Pacifica Bancorp 10900 N.E. Fourth Street, Suite 1910 Bellevue, Washington 98015-2748 Attn: Jeffery C. Low, President/CEO Fax: (425) 637-0150

Either party may, by notice in writing, direct that future notices or demands be sent to a different address that is not a post-office box.  Notices given by mail are deemed effective three business days after deposit, postage prepaid, with the United States Post Office.  Notices delivered by courier are deemed effective on the next business day after deposit with the courier for overnight (next day) delivery.  Notices sent by facsimile or delivered personally are effective upon receipt.

10.          Damage or Destruction

Notwithstanding anything to the contrary contained in this Sublease, in the event any fire or other casualty renders the whole or any material part of the Building untenantable, then in such event (i) if either Landlord or Sublandlord exercises a right under the Prime Lease to terminate the Prime Lease, then this Sublease shall terminate upon termination of the Prime Lease, and (ii) if neither Landlord nor Sublandlord exercises a right to terminate the Prime Lease, then this Sublease shall remain in full force and effect, and for so long as any portion of the Subleased Premises are untenantable Basic Rent and Subtenant’s Share of Operating Expenses shall abate  pro rata based upon the Rentable Area of the Subleased Premises that is untenantable as compared to the total Rentable Area of the Subleased Premises.  Notwithstanding the foregoing, if Landlord exercises its right to terminate the Prime Lease, then Sublandlord shall have the right at its election to terminate this Sublease and shall have no obligation whatsoever to exercise its right under Section 11.4 of the Prime Lease to avoid termination of the Prime Lease; provided that, if Sublandlord elects to so avoid termination of the Prime Lease, and if Subtenant pays Subtenant’s Share of the amount payable by Sublandlord to Landlord in order to avoid termination, then Sublandlord will not exercise its right to terminate this Sublease.

11.          Eminent Domain

In the event a Condemning Authority effects a Taking (as those terms are defined in the Prime Lease) of all or a portion of the Leased Premises, then in such event if either Landlord or Sublandlord exercises a right to terminate the Prime Lease, then this Sublease shall terminate upon termination of the Prime Lease.  If a portion of the Subleased Premises are taken and this Sublease does not terminate, then Basic Rent shall be adjusted based upon the formula set forth in Section 12.2 of the Prime Lease as applied to the Subleased Premises, and Sublandlord shall equitably adjust Subtenant’s Share of Operating Expenses to account for any reduction in the Rentable Area in the Subleased Premises.

Subtenant waives and assigns to Sublandlord any interest it may have in any damage, award or payment resulting from or paid on account of any Taking.  Subtenant shall have the right to recover from any Condemning Authority any compensation that may be separately recoverable for damages to or condemnation of Subtenant’s movable trade fixtures and equipment and for moving expenses.  Subtenant shall not have any right to receive any award for its interest in this Sublease or for loss of leasehold.

12.          No Recording

Neither party shall record this Sublease or any memorandum of this Sublease.

13.          Successors and Assigns

Subject to the limitations set forth in this Sublease, the covenants and agreements in this Sublease shall bind and inure to the benefit of Sublandlord, Subtenant and their respective successors and permitted assigns.

14.          Access/Inspection

Subtenant acknowledges and agrees to Landlord’s access rights reserved under the Prime Lease and acknowledges and agrees that those rights apply to the Subleased Premises and that Landlord has no obligation to give notice to Subtenant of its intent to enter.  Sublandlord shall make commercially reasonable efforts to advise Subtenant promptly if and when Sublandlord receives notice that Landlord intends to enter upon the Subleased Premises.

15.          Agents and Brokers

At the signing of this Agreement, Washington Partners represented Sublandlord and Kidder Mathews & Segner represented Subtenant.  Each party signing this document confirms that prior oral and/or written disclosure of agency was provided to him or her in this transaction.  Sublandlord will be responsible for payment of commissions or fees due to Washington Partners (pursuant to an agreement that is not a part of this Sublease) and will pay a commission of $5.00 per square foot of Rentable Area in the Subleased Premises to Kidder Mathews & Segner if the following events occur: 50% of the commission payable to Kidder Mathews & Segner will be due within 30 days after Subtenant waives its early termination right set forth in Section 16.1 below and the remaining 50% will be due within 30 days after Subtenant’s occupancy of the Subleased Premises.  Each party represents to the other that it has engaged no other agent broker or agent in connection with the negotiation leading to this agreement, and shall hold the other harmless from any claim or demand from any other agent or broker claiming to have acted on behalf of the indemnifying party in connection with this Sublease.

16.          Special Provisions

16.1        Early Termination Right

If Subtenant is unable to obtain regulatory approval from the Federal Deposit Insurance Corporation (“FDIC”) for Pacifica Bank to establish an office at the Subleased Premises, Subtenant may terminate this Sublease by (i) giving Sublandlord and Landlord written notice within 60 days after execution of Landlord’s Consent, together with documentation of FDIC’s disapproval, (ii) paying Sublandlord (in immediately available funds) the equivalent of 2 months’ Basic Rent and Additional Rent, plus any portion of the Improvement Allowance paid by Landlord or Sublandlord to or on behalf of Subtenant, and (iii) restoring the Subleased Premises to the condition existing as of the date of this Sublease

(including without limitation the removal of any Subtenant Improvements installed or constructed).  If such notice and payments are not received, or such restoration work is not completed, within such 60-day period, Subtenant will be deemed to have waived this one-time right of early termination.

16.2        FDIC Requirement

Notwithstanding any other provisions contained in this Sublease, in the event the depository institution then operating in the Subleased Premises is closed or is taken over by any depository institution governmental supervisory authority (an “Authority”), Sublandlord may terminate this Sublease, in the absence of an Event of Default hereunder, only with the concurrence of the receiver or liquidator appointed by such Authority.  If this Sublease is terminated by such receiver or liquidator, Sublandlord’s maximum claim for lost rent resulting from the early termination, rejection or abandonment of the unexpired Sublease Term by law shall in no event exceed an amount equal to all accrued and unpaid Basic Rent and unpaid Additional Rent through the date of termination (the parties acknowledging that the foregoing limitation of liability will not limit or otherwise affect Sublandlord’s claims with respect to any other obligation of Subtenant, including without limitation, restoration of the Subleased Premises in accordance with Section 16.1 of the Prime Lease).

17.          Entire Agreement

This Sublease represents the entire agreement of the Sublandlord and Subtenant with respect to this subject matter and supersedes all prior oral and written understandings and agreements of the parties, all of which are merged within this Sublease.  This Sublease may not be amended, modified, or supplemented in any manner other than by the written agreement of the parties signed by the authorized representatives of the parties.

18.          Exhibits

The following Exhibits attached to this Sublease are incorporated into and made a part of it by this reference:

Executed in duplicate as of the date first written above.

Sublandlord:

AMAZON.COM HOLDINGS, INC.

By	/s/ Julie Benezet
	Name:	Julie Benezet
	Title:	Vice President

Subtenant:

PACIFICA BANCORP, INC.

By	/s/ Jeffery C. Low
	Name:	Jeffery C. Low
	Title:	Chairman, President & Chief Executive Officer

By	/s/ John D. Huddleston
	Name:	John D. Huddleston
	Title:	Executive Vice President, Chief Financial Officer
and Chief Operating Officer

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF	)

On this 6th day of June, 2001, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Julie Benezet, to me known to be the person who signed as Vice President of Amazon.com Holdings, Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that she was duly elected, qualified and acting as said officer of the corporation, that she was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

/s/ Joanna M Haught
(Signature of Notary)

Joanna M Haught
(Print or stamp name of Notary)

NOTARY PUBLIC in and for the State
of Washington, residing at	4557 45th Ave. SW
203, Seattle, WA 98116
My appointment expires:	3-9-03

STATE OF	Washington	)
). ss
COUNTY OF	King	)

On this 7th day of June, 2001, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Jeffery C. Low and John D. Huddleston, to me known to be the person who signed as Chairman, President/CEO and SVP/CFO, respectively of Pacifica Bancorp, Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they are duly elected, qualified and acting as said officer of the corporation, that they are authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

/s/ Paul F. Farris
(Signature of Notary)

Paul F. Farris
(Print or stamp name of Notary)

NOTARY PUBLIC in and for the State
of Washington, residing at	Kirkland
My appointment expires:	5-12-02

EXHIBIT A

to

SUBLEASE

PRIME LEASE

EXHIBIT B

to

SUBLEASE

FLOOR PLANS SHOWING SUBLEASED PREMISES

EXHIBIT C

to

SUBLEASE

PARKING AGREEMENT

EXHIBIT D

to

SUBLEASE

LANDLORD’S CONSENT

The undersigned, Landlord under the Prime Lease (as defined in the foregoing Sublease Agreement dated as of June 6, 2001, by and between Amazon.com Holdings, Inc. and Pacifica Bancorp, Inc.), hereby consents, as contemplated in Article 13 of such Prime Lease, to the foregoing Sublease on the express condition that nothing in this consent is intended to relieve, release, discharge or otherwise affect the liability of  Sublandlord or Original Tenant from the performance of their respective obligations to Landlord under the Prime Lease and they shall  remain fully liable under the Prime Lease to perform all of the obligations of the “Tenant” under the Prime Lease. This Consent shall apply only to this Sublease and shall not be deemed to be either (a) a consent to any other sublease, assignment or other Transfer (as defined in the Prime Lease) of any interest in any of the Premises leased to Sublandlord under the Prime Lease or (b) a release from or waiver of the obligation to obtain Landlord’s consent in the event of any future sublease or assignment or other Transfer of any interest in any of the Premises leased to Sublandlord under the Prime Lease.

This consent, together with the Recognition Agreement attached to the Sublease as Exhibit B, represents the entire agreement of Landlord with respect to the Sublease and shall be binding upon and inure to the benefit of Subtenant, Sublandlord, Original Tenant, and Landlord and their respective successors and assigns.

Nothing in this Consent or the Sublease shall be deemed to obligate Landlord to perform any obligations under the Prime Lease for the benefit of Subtenant. This Consent is issued on the understanding that nothing contained in the Sublease or this Consent and no direct relationship between Landlord and Subtenant including, without limitation, the provisions of Section 4.3 of the Sublease, shall modify, expand or enlarge Landlord’s obligations under the Prime Lease nor release Sublandlord or Original Tenant from any of their obligations thereunder.

Dated this 6th day of July, 2001.

SEATTLE UNION STATION II, LLC,

a Washington limited liability company

By	/s/ Joseph D. Weinstein
Assistant Secretary of MIG Corporation
Its	Manager

ORIGINAL TENANT’S CONSENT AND ACKNOWLEDGMENT

Original Tenant hereby consents to the foregoing Sublease and ratifies and affirms that Original Tenant remains liable under the Prime Lease as a principal and not as a surety notwithstanding execution of the foregoing Sublease or any course of conduct or dealings between Subtenant and Tenant and nothing contained herein and no such course of conduct or dealings shall relieve, release, discharge or otherwise affect the liability of Original Tenant for the performance of Sublandlord’s and Original Tenant’s obligations to Landlord under the Prime Lease.

Agreed to and accepted this 6th day of June, 2001.

AMAZON.COM, INC.

By	/s/	Julie Benezet

Name:		Julie Benezet

Title:	Vice President

EXHIBIT E

RECOGNITION AGREEMENT

This RECOGNITION AGREEMENT (the “Agreement”) is entered into as of the 7th day of June, 2001, by and between SEATTLE UNION STATION II, LLC (“Landlord”), AMAZON.COM HOLDINGS, INC. (“Amazon”) and PACIFICA BANCORP, INC. (“Subtenant”) with respect to the following:

A.            Landlord, as successor to Opus Union Station, L.L.C., and Amazon, as successor to Amazon.com, Inc. (“Original Tenant”), are parties to that certain Multi-Tenant Office Lease Agreement dated as of August 23, 1999 and that certain Amendment 1 to Multi-Tenant Office Lease Agreement dated as of May 21, 2001, (as amended from time to time, the “Prime Lease”).

B.            Subtenant wishes to sublease from Amazon a portion of the premises (the “Subleased Premises”) under the Prime Lease pursuant to the terms of that certain Sublease Agreement dated as June 6, 2001, by and between Amazon and Subtenant (the “Sublease”).  Subtenant has asked the Landlord to recognize Subtenant’s right to continue to occupy the Subleased Premises in the event the Prime Lease terminates for any reason other than a default by Subtenant under the Sublease.

C.            Landlord has consented to the Sublease provided that Subtenant and Amazon enter into this Agreement.  Capitalized terms used herein and not otherwise defined shall have the meanings given in the Sublease.

NOW, THEREFORE, For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Default Under Prime Lease.  At Landlord’s option, if Amazon is in default under the Prime Lease, Landlord may send notice of such default to Subtenant and thereafter Subtenant shall pay rent and all other sums due under the Sublease directly to Landlord.  If Subtenant pays all sums due under the Sublease directly to Landlord such payment shall satisfy Subtenant’s obligations to Amazon under the Sublease and Landlord shall apply the sums so received against Amazon’s obligations under the Prime Lease.

2.             Termination of Prime Lease.  Provided that (a) the Sublease is then in full force and effect; and (b) Subtenant is not then in default under the Sublease beyond any applicable grace or cure periods provided in the Sublease, Landlord will not seek to terminate or extinguish the Sublease in any action or proceeding to terminate the Prime Lease.

3.             New Lease. Provided that (a) the Sublease is then in full force and effect; and (b) Subtenant is not then in default under the Sublease beyond any applicable grace or cure periods provided in the Sublease, if the Prime Lease is terminated for any reason (including without limitation a default of Sublandlord under the Prime Lease or an election to terminate by Sublandlord pursuant to Article 11 or 12 of the Prime Lease, but excluding an election to terminate by the Landlord pursuant to Article 11 or 12 of the Prime Lease), then Subtenant and Landlord shall be deemed automatically, without the execution of any further instruments on the part of any of the parties hereto, and by the fact of termination of the Prime Lease to have entered into a new lease with respect to the Subleased Premises for the balance of the initial term of the Sublease on all of the terms, covenants and conditions of the Sublease (except as otherwise provided in Section 4 below).  Subtenant shall recognize Landlord as its landlord and Landlord shall recognize Subtenant as its tenant and each shall be bound under all of the terms, covenants and conditions of the Sublease (except as otherwise provided in Section 4 below) as if Landlord were the sublandlord thereunder for the balance of the initial term thereof.  Notwithstanding the termination of the Prime Lease, the terms of the Prime Lease shall remain in full force and effect to the extent they are incorporated into the terms of the Sublease.

4.             Terms of New Lease. The terms of the Sublease shall remain unchanged as a direct lease (the “Lease”) between Landlord and Subtenant except that:

(a)           Subtenant shall provide Landlord with a security deposit equal to Thirty-Two Thousand Dollars ($32,000.000) plus any additional sums Landlord may reasonably require to secure Subtenant’s obligation to remove any vault approved by Landlord and installed by Subtenant in the Subleased Premises (together, the “Security Deposit”) within ten (10) days after receipt of notice from Landlord that the Prime Lease has terminated. Failure to pay the Security Deposit in a timely manner shall be deemed to be an event of default under the Lease without further notice or opportunity to cure and Landlord may exercise any rights or remedies available under the Lease or at law or in equity with respect to such default. The Security Deposit shall be held by Landlord without liability for interest as security for the performance by Subtenant of Subtenant’s obligations under the Lease.  Upon the occurrence of any Event of Default (as defined in the Prime Lease and incorporated into the Sublease by reference) by Subtenant, Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to pay any arrearages of Basic Rent or Additional Rent, to pay any amount which Landlord may spend or become obligated to spend by reason of such Event of Default or to compensate Landlord for any other loss, damage or liability which Landlord may suffer by reason of such Event of Default.  Following any such application of the Security Deposit, Subtenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.  Provided there exists no Event of Default under the Lease, any remaining balance of the Security Deposit shall be returned by Landlord to Subtenant upon expiration or earlier termination of the Lease (or any extension or renewal thereof).  If Landlord transfers its interest in the Subleased Premises during the term of the Lease,

Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of the Security Deposit.

(b)           Landlord shall have no obligation to pay any Allowance to Subtenant under Section 8.1 of the Sublease or to construct any improvements in the Subleased Premises.

(c)           The following terms of the Prime Lease shall be incorporated into the terms of the Lease between Landlord and Subtenant with the same force and effect as if set forth in full in the Sublease: Sections 9.2, 9.5.2(a), 15.2 and 15.3.

(d)           Subtenant shall have no right to lease the Subleased Premises or to extend the term of the Sublease beyond the initial term of the Prime Lease; provided, however, Landlord will negotiate in good faith with Subtenant for a new lease for a five (5) year extended term provided that (i) such lease shall be on Landlord’s then-current lease form and (ii) rent payable during any extended term shall be equal to the greater of (a) the fair market rent applicable to such term, and (b) the base rent in effect on the last day of the Sublease. “Fair market rent” shall be determined in accordance with the terms of Schedule 1 attached hereto. Subtenant must give Landlord notice that it wishes to negotiate an extension of the Lease not more than 270 and not less than 180 days prior to the date the Lease is scheduled to expire or Subtenant’s rights under this Section 4(d) shall expire and be of no further force and effect.

(e)           The Lease and all rights of  Subtenant under the Lease, and all interest of  Subtenant in the Subleased Premises, shall be subject and subordinate to the lien of any Mortgage which at any time may be placed upon all or any portion of the Building by Landlord.  For the purposes of the Lease, the term “Mortgage” means any mortgage, deed of trust, sale and leaseback used for financing purposes, or other security instrument; any replacements, renewals, amendments, modifications, extensions or refinancings thereof; and each and every advance made under any Mortgage.  For the purposes of the Lease, the term “Mortgagee” means the beneficial owner of any encumbrance created by a Mortgage and, in the case of a sale and leaseback, the leaseback lessor.  In order to confirm such subordination, Subtenant agrees at any time, and from time to time on demand of Landlord, to execute and deliver to Landlord any instruments, releases or other documents that may be reasonably required for the purpose of confirming the subordination, including an instrument in the form of presented by the Mortgagee.  So long as Subtenant is not in default in the performance of any of Subtenant’s obligations under the Lease, such subordination shall not interfere with Subtenant’s right to quiet enjoyment under the Lease.

(f)            Article 11 of the Prime Lease shall not be incorporated into the Lease by reference and shall be replaced with the Article 11 attached hereto as Schedule 2.  In addition, the Landlord shall not be bound by the second paragraph of Section 4.3 of the Sublease.

5.             Limitations.  Notwithstanding anything herein or in the Sublease to the contrary, Landlord shall not be: (a) liable for any act or omission of Amazon or any prior landlord under the Sublease or obligated to pay any broker’s commission pursuant to Section 15 of the Sublease; (b) liable for the return of any security deposit which Subtenant has paid to Amazon or any prior landlord under the Sublease; (c) subject to any offsets or defenses which Subtenant might have against Amazon or any prior landlord under the Sublease; (d) bound by any payments of rent or any other payments which Subtenant might have paid to Amazon or any prior landlord under the Sublease; (e) bound by any amendment or modification of the Sublease made without Landlord’s prior written consent; (f) bound by any consent by Amazon or any landlord under the Sublease to any assignment or sublease of Subtenant’s interest in the Sublease made without Landlord’s prior written consent, or (g) liable for any default under the Sublease or any covenant or obligation on the part of Amazon to be performed thereunder as sublandlord, it being acknowledged that Subtenant’s sole remedy in the event of such default shall be to proceed against Amazon.

6.             Further Documentation.  Although entry into the new lease shall be automatic as set forth in Section 3 of this Agreement, upon Landlord’s request, upon termination of the Prime Lease, Tenant shall for purposes of confirmation only, execute and deliver an instrument acknowledging and confirming the terms of the new Lease between Subtenant and Landlord.  Failure by Subtenant to execute and deliver such documentation within twenty (20) days after written request, shall be deemed to be an event of default under the Sublease without further notice or opportunity to cure and Landlord may exercise any rights or remedies available under the Sublease or at law or in equity with respect to such default.

7.             Notices. Any notice or demand which either party may or must give pursuant to or in connection with this Sublease shall be in writing, delivered personally, sent by prepaid courier, or sent by first class mail, postage prepaid, registered or certified, return receipt requested, as follows:

If to Sublandlord:	Amazon.com Holdings, Inc. 1200 12th Ave. South, Suite 1200 Seattle, Washington 98144 Attn: Director, Global Real Estate

with a copy to:	Amazon.com Holdings, Inc. 1200 12th Ave. South, Suite 1200 Seattle, Washington 98144 Attn: General Counsel

If to Subtenant:	(At the Subleased Premises) Attn: President/CEO

If to Landlord:	Seattle Union Station II LLC c/o MIG Corporation 1200 Westlake Ave. N., Suite 1000 Seattle, WA 98109 Attn: Debra Stroh

with a copy to:

CenturyPacific, L.P. 1501 Fourth Avenue Seattle, WA 98101 Attn: Steven Wood

with a copy to:

Davis Wright Tremaine LLP 2600 Century Square 1501 Fourth Avenue Seattle, Washington 98101-1688 Attn: Joseph D. Weinstein

Any party may, by notice in writing, direct that future notices or demands be sent to a different address that is not a post-office box.  Notices given by mail are deemed effective three business days after deposit, postage prepaid, with the United States Post Office.  Notices delivered by courier are deemed effective on the next business day after deposit with the courier for overnight (next day) delivery.

8.             General.  This is the entire agreement of the parties with respect to the subject matter hereof.  This Agreement may be modified only in writing signed by both parties.  The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof.  Any waiver hereunder must be in writing.  Any waiver of any right or remedy hereunder with respect to any default shall not constitute a waiver of the same or any other right or remedy with respect to any other default hereunder.  This agreement is for the benefit only of the parties hereto and shall inure to the benefit of and bind the heirs, personal representatives, successors and assigns of the parties hereto, subject however to applicable limiting provisions in the Prime Lease or the Sublease.  In any suit, action or appeal therefrom to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its costs and expenses incurred therein, including reasonable attorneys’ fees and other costs of litigation.  This Agreement may be executed and delivered in counterparts, each of which shall be deemed as an original and all of which shall constitute one and the same agreement.  After execution, this Agreement may be delivered by facsimile.

LANDLORD:

SEATTLE UNION STATION II, LLC, a Washington limited liability company

By	/s/ Joseph D. Weinstein
Assistant Secretary of MIG Corporation
Its	Manager

AMAZON:

AMAZON.COM HOLDINGS, INC.

By	/s/ Julie Benezet
	Name:	Julie Benezet
	Title:	Vice President

SUBTENANT:

PACIFICA BANCORP, INC.

By	/s/ Jeffery C. Low
	Name:	Jeffery C. Low
	Title:	Chairman, President & CEO

ORIGINAL TENANT

AMAZON.COM, INC.

By	/s/ Julie Benezet
	Name:	Julie Benezet
	Title:	Vice President

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this 6th day of March, 2002, before me, a Notary Public in and for the State of Washington, personally appeared Joseph Weinstein, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that she/he was authorized to execute the instrument, and acknowledged it as the Assistant Secretary of MIG Corporation, the manager of SEATTLE UNION STATION II, LLC, to be the free and voluntary act and deed of said limited liability company for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Lisa Peterson

NOTARY PUBLIC in and for the State of Washington,
residing at	Seattle

My appointment expires	12/9/2001

Print Name	Lisa Peterson

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this 6th day of June, 2001, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Julie Benezet, to me known to be the person who signed as Vice President of Amazon.com Holdings, Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that she was duly elected, qualified and acting as said officer of the corporation, that she was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

/s/ Joanna M. Haught
(Signature of Notary)
Joanna M. Haught
(Print or stamp name of Notary)

NOTARY PUBLIC in and for the State of Washington,
residing at 4557 45th Ave. SW 203, Seattle, WA 98116
My appointment expires:	3-9-03

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this 6th day of June, 2001, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Julie Benezet, to me known to be the person who signed as Vice President of Amazon.com, Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that she was duly elected, qualified and acting as said officer of the corporation, that she was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

/s/ Joanna M. Haught
(Signature of Notary)
Joanna M. Haught
(Print or stamp name of Notary)

NOTARY PUBLIC in and for the State of Washington,
residing at 4557 45th Ave. SW 203, Seattle, WA 98116
My appointment expires: 3-9-03

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this 7th day of June, 2001, before me, the undersigned, a Notary Public in and for the State of Washginton, duly commissioned and sworn, personally appeared Jeffery C. Low, to me known to be the person who signed as Chairman/President/CEO of Pacifica Bancorp, Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was duly elected, qualified and acting as said officer of the corporation, that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

/s/ Paul F. Farris
(Signature of Notary)
Paul F. Farris
(Print or stamp name of Notary)

NOTARY PUBLIC in and for the State
of Washington, residing at	Kirkland
My appointment expires: May 12, 2002

SCHEDULE 1

TO

RECOGNITION AGREEMENT

A.            Renewal Term Basic Rent.

Fair Market Rent Landlord will give Tenant notice of Landlord’s estimation of Fair Market Rent within 10 days after receiving Tenant’s notice exercising its option to renew.  If Tenant disagrees with such estimate, it will notify Landlord in writing thereof within 10 days of Tenant’s receipt of its notice.  If Tenant fails to notify Landlord that it disagrees with the estimation within said 10-day period, Tenant will be deemed to have agreed to the Fair Market Rent proposed by Landlord.  If there is a disagreement on such estimation, the parties will promptly meet to attempt to resolve their differences.  If the differences as to Fair Market Rent are not resolved within 25 days of the date Tenant receives the Landlord’s initial estimate of Fair Market Rent, then the parties will submit the matter to appraisal in accordance with the terms hereof so that Fair Market Rent is determined before the first day of the Renewal Term.  If the Fair Market Rent for a Renewal Term is not determined before the first day of the Renewal Term, Tenant will continue to pay Basic Rent in the amount payable during the immediately preceding period until the Basic Rent for the Renewal Term is determined.  Within 10 business days after the Basic Rent for the Renewal Term has been determined, Tenant will pay to the Landlord the excess, if any, of the Basic Rent due at the rate set by the appraiser(s) over the Basic Rent actually paid during any expired portion of the Renewal Term.

B.            Appraisal Procedure.

If the parties are to submit any matter to appraisal pursuant to the terms of this Lease, either Landlord or Tenant (the “Moving Party”) may give notice to the other demanding appraisal and naming an appraiser.  The recipient of such notice (the “Recipient”) will, within 10 days after receiving the Moving Party’s notice, give notice to the Moving Party naming an appraiser selected by the Recipient.  Each appraiser will be a member of the American Institute of Appraisers and will have not less than 10 years’ experience in the appraisal of properties like the Property in the Seattle metropolitan area.  If the Recipient fails to notify the Moving Party of the name of the appraisal company it has selected within said 10-day period, the appraisal company selected by the Moving Party will determine the matter submitted.  The appraiser(s) will render a determination in writing to Landlord and Tenant simultaneously within 10 days of their appointment.  Any determination in which the appraiser appointed by Landlord and the appraiser appointed by Tenant concur will be binding and conclusive upon the parties.

If the two appraisers are unable to determine the matter within 20 days after appointment of the second appraiser, they will appoint a third appraiser, who must be an impartial person with qualifications similar to those required of the first two appraisers.  If the initial two appraisers are unable to agree upon such appointment within 5 days after expiration of the 20-day period, the third appraiser will be selected by the parties themselves, if they can agree, within a further period of 10 days.  If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then presiding judge of the King County Superior Court acting in his private non-judicial capacity.  The other party will not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment.  If the matter cannot be determined by agreement between the two appraisers selected by Landlord and Tenant, or settlement between the parties during the course of appraisal, then it will be determined by the three appraisers in accordance with the following procedure.  Each of the two appraisers originally selected by the parties will prepare a written statement of his determination, supported by the reasons therefor, with counterpart copies for each party and the third appraiser.  The appraisers must arrange for a simultaneous exchange of their written statements.  The role of the third appraiser will be to select which of the two proposed determinations most closely approximates his determination on the matter.  The third appraiser will have no right to propose a middle ground or any modification of either of the two determinations.  The appraisers will attempt to determine the matter within 10 days after the appointment of the third appraiser.  The determination chosen by the third appraiser will constitute the determination of the appraisers and be final and binding upon the parties.

In the event of a failure, refusal or inability of any appraiser to act, his successor will be appointed by him, but in the case of the third appraiser, his successor will be appointed in the manner described above for appointment of the third appraiser.  The appraisers will have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination on the matter, but any such consultation will be made in the presence of both parties with full right on their part to cross-examine.  The appraiser(s) will render the determination on the matter in writing, with counterpart copies to each party.  The appraisers will have no power to modify the provisions of this Lease.  Each party will pay the fees and expenses of its respective appraiser and both will share equally the fees and expenses of the third appraiser, if any.  Each party will pay the attorneys’ fees and expenses of its counsel and the fees and expenses of any witnesses called by that party.  Time is of the essence in connection with any matter submitted to appraisal pursuant to this provision.

“Comparable Space” means a comparable amount of space (considering the standard of measurement by which square footage is measured) in comparable condition (i.e., shell or second generation) on a comparable floor and with a comparable view located in a building of comparable age and construction, with a comparable number of floors, a floor plate of comparable size and configuration and offering comparable services and amenities.

“Fair Market Rent” means the annual amount per square foot that a willing tenant would pay and a willing landlord would accept, in an arms-length lease for Comparable Space for a comparable period of time, giving consideration to the financial capability of the tenants, the amount of square feet being leased, the rent rates per square foot, the standard of measurement by which square footage is measured, the type and extent of liability under any escalation clauses, the approximate amount of operating expenses to be paid by the tenant, the amenities and services provided, any rent concessions and all other applicable conditions of tenancy.

“Relevant Market” means the area bounded by the Fremont/Wallingford Districts to the north, South Royal Brougham Way to the south, Interstate 5 to the east and Puget Sound to the west.

SCHEDULE 2

TO

RECOGNITION AGREEMENT

ARTICLE 11 — DAMAGE OR DESTRUCTION

11.1.  Tenantable Within 180 Days.  Except as provided in Section 11.3, if fire or other casualty renders the whole or any material part of the Premises untenantable and Landlord determines (in Landlord’s reasonable discretion) that it can make the Premises tenantable within 180 days after the date of the casualty, then Landlord will notify Tenant that Landlord will repair and restore the Building and the Premises to as near their condition prior to the casualty as is reasonably possible within the 180 day period (subject to delays caused by Tenant or Force Majeure).  Landlord will provide the notice within 60 days after the date of the casualty.  In such case, the Lease shall remain in full force and effect, but Basic Rent and Tenant’s Share of Operating Expenses for the period during which the Premises are untenantable shall abate pro rata (based upon the Rentable Area of the untenantable portion of the Premises as compared with the Rentable Area of the entire Premises).

11.2.  Not Tenantable Within 180 Days.  If fire or other casualty renders the whole or any material part of the Premises untenantable and Landlord determines (in Landlord’s reasonable discretion) that it cannot make the Premises tenantable within 180 days after the date of the casualty, then Landlord will so notify Tenant within 60 days after the date of the casualty and may, in such notice, terminate this Lease effective on the date of Landlord’s notice.  If Landlord does not terminate this Lease as provided in this Section, Tenant may terminate this Lease by notifying Landlord within 30 days after the date of Landlord’s notice, which termination will be effective 30 days after the date of Tenant’s notice.

11.3.  Building Substantially Damaged.  Notwithstanding the terms and conditions of Section 11.1, if the Building is damaged or destroyed by fire or other casualty (regardless whether the Premises is affected) and the damage reduces the value of the improvements on the Property by more than 50% (as Landlord reasonably determines value before and after the casualty), regardless whether Landlord determines (in Landlord’s reasonable discretion) that it can make the Building tenantable within 180 days after the date of the casualty, then Landlord, at Landlord’s option, by notifying Tenant within 60 days after the casualty, may terminate this Lease effective on the date of Landlord’s notice.

11.4.  Insufficient Proceeds.  Notwithstanding any contrary language in this Article 11, if this Article 11 obligates Landlord to repair damage to the Premises or Building caused by fire or other casualty and Landlord does not receive sufficient insurance proceeds to make the repair, or if Landlord’s lender does not allow Landlord to use sufficient proceeds to make the repair, then Landlord, at Landlord’s option, may terminate this Lease effective on the date of Landlord’s notice.

11.5.  Landlord’s Repair Obligations.  If this Lease is not terminated under Sections 11.2 through 11.4 following a fire or other casualty, then Landlord will repair and restore the Premises and the Building to as near their condition prior to the fire or other casualty as is reasonably possible and Basic Rent and Tenant’s Share of Operating Expenses for the period during which the Premises are untenantable will abate pro rata (based upon the Rentable Area of the untenantable portion of the Premises as compared with the Rentable Area of the entire Premises).  In no event is Landlord obligated to repair or restore any Alterations or Tenant’s Improvements, any special equipment or improvements installed by Tenant, any personal property, or any other property of Tenant and Tenant shall repair and restore all such items at its expense.  Landlord will, if necessary, equitably adjust Tenant’s Share of Operating Expenses Percentage to account for any reduction in the Rentable Area of the Premises or Building resulting from a casualty.

11.6.  Rent Apportionment.  If either Landlord or Tenant terminates this Lease under this Article 11, Landlord will apportion Basic Rent and Tenant’s Share of Operating Expenses on a per diem basis and Tenant will pay Basic Rent and Tenant’s Share of Operating Expenses to either (a) the date of the fire or other casualty if the event renders the Premises completely untenantable, or (b) if the event does not render the Premises completely untenantable, the effective date of such termination (provided that if a portion of the Premises is rendered untenantable, but the remaining portion is tenantable, then, Tenant’s obligation to pay Basic Rent and Tenant’s Share of Operating Expenses shall abate as set forth above from the date of the casualty and Tenant will pay the unabated portion of the Basic Rent to the date of such termination).

11.7.  Exclusive Casualty Remedy.  The provisions of this Article 11 are Tenant’s sole and exclusive rights and remedies in the event of a casualty.  To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights (by virtue of a casualty) not specifically described in this Article 11.